Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS

PLEASANTON, Calif. - February 8, 2018 - Ellie Mae® (NYSE:ELLI), the leading cloud-based platform provider for the mortgage finance industry, today reported results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Revenues of $112.9 million, up 17% from $96.2 million in 2016

•	Net income of $9.9 million[1], down from $10.9 million in 2016

•	Adjusted EBITDA of $28.5 million, down from $29.4 million in 2016

•	11,000 Encompass seats booked

Full Year 2017 Highlights

•	Revenues of $417.0 million, up 16% from $360.3 million in 2016

•	Net income of $52.9 million[1], up from $37.8 million in 2016

•	Adjusted EBITDA of $122.6 million, up from $113.1 million in 2016

•	40,800 Encompass seats booked

“It was a great finish to the year as we continued to gain market share and extend Encompass further into the enterprise segment,” said Jonathan Corr, president and CEO of Ellie Mae. “Our fourth quarter financial results exceeded expectations while seat bookings of 11,000 were also better than expected as more lenders are recognizing the power of the Encompass NG Lending Platform to increase productivity and efficiency.”

“During the year we made significant progress extending our leadership position. We introduced new products, including our Encompass Connect Suite of solutions, which leverage our new open and scalable architecture, completed the acquisition of Velocify which accelerates our delivery of the front end digital experience, and continued the development and rollout of our next generation lending platform. We see tremendous long-term growth opportunities as we drive toward our goal of end-to-end automation of the mortgage process,” concluded Mr. Corr.

Financial Results
Total revenue for the fourth quarter of 2017 was $112.9 million, compared to $96.2 million for the fourth quarter of 2016. Net income for the fourth quarter of 2017 was $9.9 million1, or $0.28 per diluted share, compared to $10.9 million, or $0.31 per diluted share, for the fourth quarter of 2016. Fourth quarter 2017 net income1 reflects the impact of changes to the GAAP tax treatment of stock compensation benefits1 and a benefit resulting from the Tax Cuts and Jobs Act of 2017.

________________
1 Please see paragraph titled, “Note Regarding Employee Share-Based Payment Accounting Standard.”

On a non-GAAP basis, adjusted net income for the fourth quarter of 2017 was $11.8 million, or $0.33 per diluted share, compared to $16.2 million, or $0.46 per diluted share, for the fourth quarter of 2016. Adjusted EBITDA for the fourth quarter of 2017 was $28.5 million, compared to $29.4 million for the fourth quarter of 2016. GAAP and non-GAAP per share results for the quarters ended December 31, 2017 and December 31, 2016 include the effect of an additional 3.2 million shares of Common Stock from our follow-on equity offering in August 2016.

Total revenue for 2017 was $417.0 million, compared to $360.3 million for 2016. Net income for 2017 was $52.9 million1, or $1.48 per diluted share, compared to $37.8 million, or $1.15 per diluted share, for 2016. Full year 2017 net income1 reflects the impact of changes to the GAAP tax treatment of stock compensation benefits1 and a benefit resulting from the Tax Cuts and Jobs Act of 2017.

On a non-GAAP basis, adjusted net income for 2017 was $58.9 million, or $1.64 per diluted share, compared to $60.6 million, or $1.85 per diluted share, for 2016. Adjusted EBITDA for 2017 was $122.6 million, compared to $113.1 million for 2016. GAAP and non-GAAP per share results for the years ended December 31, 2017 and December 31, 2016 include the effect of an additional 3.2 million shares of Common Stock and 1.3 million weighted average shares of Common Stock, respectively, from our follow-on equity offering in August 2016.

First Quarter and Full Year 2018 Financial Outlook
Our guidance is provided utilizing ASC 605. We are in the process of finalizing our guidance under ASC 606, and we will present an updated guide under both ASC 606 and ASC 605 when we report results for the first quarter of 2018. We will adopt ASC 606 using the modified retrospective method. The adoption of ASC 606 could have an effect on the timing of both revenue recognition and the recognition of costs to obtain contracts including commissions.

For the first quarter of 2018, our revenue is expected to be in the range of $107.0 million to $109.0 million. Net loss is expected to be in the range of $(9.0) million to $(8.0) million, or $(0.26) to $(0.23) per basic share, which reflects additional implementation costs related to the adoption of ASC 606 and the amortization of intangible assets and integration costs related to the Velocify acquisition. On a non-GAAP basis, adjusted net income is expected to be in the range of $2.4 million to $3.4 million, or $0.07 to $0.09 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $13.6 million to $15.6 million. Per share guidance assumes a weighted average share count of approximately 36 million.

For the full year 2018, revenue is expected to be in the range of $495.0 million to $505.0 million. Net income is expected to be in the range of $10.0 million to $14.0 million, or $0.28 to $0.38 per diluted share. On a non-GAAP basis, adjusted net income is expected to be in the range of $61.0 million to $65.0 million, or $1.68 to $1.78 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $126.7 million to $132.0 million. Per share guidance assumes a weighted average share count of approximately 37 million.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled, “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its fourth quarter and full year 2017 results today, February 8, 2018, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 877-723-9502 or 719-325-4835 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://investor.elliemae.com. An audio replay of the call will be available through February 22, 2018 by dialing 888-203-1112 or 719-457-0820 and entering access code 3311197.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets, acquisition-related costs, and the non-GAAP income tax adjustments. EBITDA consists of net income plus depreciation and amortization, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of intangible assets that are included in cost of revenues. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, amortization of intangible assets, acquisition-related costs, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments and reverses the one-time measurement of the tax impact from the enactment of the Tax Cuts and Jobs Act, and the excess tax benefits from the adoption of ASU 2016-09 for GAAP purposes. These non-GAAP financial measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income, operating income, gross profit, operating cash flow or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as comparative measures. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow is included in the tables below.

Note Regarding Employee Share-Based Payment Accounting Standard
Ellie Mae adopted an accounting standard issued in 2016 whereby excess tax benefit generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as an income tax benefit. The adoption was effective January 1, 2017, and the Company recognized a benefit to GAAP net income of $15.9 million for the year ended December 31, 2017. This also had the accounting effect of increasing net cash provided by operating activities by $10.2 million and $4.8 million and a corresponding $10.2 million and $4.8 million decrease in net cash provided by financing activities for the full year and fourth quarter ended December 31, 2016, respectively.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, lower origination costs, and reduce the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA, and adjusted net income for the first quarter and fiscal year 2018, as well as statements regarding Ellie Mae’s ability to successfully integrate Velocify’s software solutions with Ellie Mae’s software solutions and the potential benefits of the combined software solutions. These statements involve known and unknown risks, uncertainties, and other factors that may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; the impact of the Company’s implementation of Accounting Standards Codification (ASC) 606 Revenue from Contracts with Customers on its results of operations, including its projected revenue, net income, adjusted EBITDA, and adjusted net income for the first quarter and fiscal year 2018; changes in strategic planning decisions by management; the Company’s ability to manage growth and expenses as it continues to scale its business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of the Company’s products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry, and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2016, as updated from time to time by the Company’s quarterly reports on Form 10-Q and its other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

# # #

© 2018 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$137,698	$380,907
Short-term investments	103,345	41,841
Accounts receivable, net of allowance for doubtful accounts of $340 and $45 as of December 31, 2017 and December 31, 2016, respectively	43,121	39,358
Prepaid expenses and other current assets	18,474	15,209
Total current assets	302,638	477,315
Property and equipment, net	186,991	126,297
Long-term investments	107,363	45,931
Intangible assets, net	80,874	17,289
Deposits and other assets	9,290	10,138
Goodwill	144,451	74,547
Total assets	$831,607	$751,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$24,913	$15,942
Accrued and other current liabilities	26,188	39,809
Deferred revenue	26,287	23,126
Total current liabilities	77,388	78,877
Other long-term liabilities	18,880	17,732
Total liabilities	96,268	96,609

Stockholders' equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 34,227,684 and 33,685,649 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	649,817	612,098
Accumulated other comprehensive loss	(880)	(219)
Retained earnings	86,399	43,026
Total stockholders' equity	735,339	654,908
Total liabilities and stockholders' equity	$831,607	$751,517

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Quarter ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues	$112,886	$96,181	$417,042	$360,285
Cost of revenues(1)	48,272	32,843	160,910	120,145
Gross profit	64,614	63,338	256,132	240,140
Operating expenses:
Sales and marketing(1)	18,280	14,257	65,042	54,704
Research and development(1)	19,912	16,305	69,266	58,501
General and administrative(1)	23,858	18,434	79,686	71,318
Total operating expenses	62,050	48,996	213,994	184,523
Income from operations	2,564	14,342	42,138	55,617
Other income, net	853	424	3,256	989
Income before income taxes	3,417	14,766	45,394	56,606
Income tax provision (benefit)	(6,492)	3,864	(7,456)	18,830
Net income	$9,909	$10,902	$52,850	$37,776
Net income per share of common stock:
Basic	$0.29	$0.33	$1.55	$1.21
Diluted	$0.28	$0.31	$1.48	$1.15
Weighted average common shares used in computing net income per share of common stock:
Basic	34,214,046	33,481,511	34,056,962	31,179,857
Diluted	35,689,010	35,010,867	35,805,524	32,799,785

Net income	$9,909	$10,902	$52,850	$37,776
Other comprehensive income, net of taxes
Unrealized gain (loss) on investments	(669)	(284)	(661)	38
Comprehensive income	$9,240	$10,618	$52,189	$37,814

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$1,857	$1,352	$6,786	$4,835
Sales and marketing	1,443	1,249	5,223	4,429
Research and development	2,279	1,879	8,281	7,296
General and administrative	3,628	3,535	14,177	14,911
	$9,207	$8,015	$34,467	$31,471

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$52,850	$37,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,482	20,460
Amortization of intangible assets	9,515	5,521
Stock-based compensation expense	34,467	31,471
Deferred income taxes	(7,849)	7,784
Loss on disposal of property and equipment	—	5
Amortization (accretion) of investments	(1,704)	1,024
Changes in operating assets and liabilities:
Accounts receivable, net	(997)	(10,791)
Prepaid expenses and other current assets	(2,622)	(5,334)
Deposits and other assets	1,088	(3,464)
Accounts payable	4,943	3,678
Accrued, other current and other liabilities	(11,750)	17,585
Deferred revenue	1,798	7,184
Net cash provided by operating activities	116,221	112,899
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(28,355)	(25,191)
Acquisition of internal-use software	(59,514)	(35,097)
Purchases of investments	(221,383)	(62,533)
Maturities of investments	99,490	58,223
Sale of investments	—	20,000
Cash paid for acquisitions, net of cash acquired	(119,270)	—
Net cash used in investing activities	(329,032)	(44,598)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(619)	(3,827)
Proceeds from issuance of common stock under employee stock plans	19,306	17,297
Proceeds (payment of issuance costs) relating to common stock issued in public offering, net	(15)	271,379
Payments for repurchase of common stock	(35,244)	(663)
Tax payments related to shares withheld for vested restricted stock units	(13,826)	(5,976)
Net cash provided by (used in) financing activities	(30,398)	278,210
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(243,209)	346,511
CASH AND CASH EQUIVALENTS, Beginning of period	380,907	34,396
CASH AND CASH EQUIVALENTS, End of period	$137,698	$380,907

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$515	$294
Cash paid for (refunded from) income taxes	$(1,299)	$267
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$9,114	$5,945
Stock-based compensation capitalized to property and equipment	$5,295	$2,831

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Quarter ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$9,909	$10,902	$52,850	$37,776
Depreciation and amortization	10,458	5,973	36,482	20,460
Amortization of intangible assets	6,282	1,079	9,515	5,521
Other income, net	(853)	(424)	(3,256)	(989)
Income tax provision (benefit)	(6,492)	3,864	(7,456)	18,830
EBITDA	19,304	21,394	88,135	81,598

Stock-based compensation expense	9,207	8,015	34,467	31,471
Adjusted EBITDA	$28,511	$29,409	$122,602	$113,069

Gross profit	$64,614	$63,338	$256,132	$240,140
Stock-based compensation expense(1)	1,857	1,352	6,786	4,835
Amortization of intangible assets(1)	5,438	767	7,739	4,255
Adjusted gross profit	$71,909	$65,457	$270,657	$249,230

Net income	$9,909	$10,902	$52,850	$37,776
Stock-based compensation expense	9,207	8,015	34,467	31,471
Amortization of intangible assets	6,282	1,079	9,515	5,521
Acquisition-related costs(2)	161	—	1,282	—
Non-GAAP income tax adjustments(3)	(13,787)	(3,763)	(39,254)	(14,195)
Adjusted net income	$11,772	$16,233	$58,860	$60,573

Shares used to compute adjusted net income per share
Basic	34,214,046	33,481,511	34,056,962	31,179,857
Diluted	35,689,010	35,010,867	35,805,524	32,799,785

Adjusted net income per share
Basic	$0.34	$0.48	$1.73	$1.94
Diluted	$0.33	$0.46	$1.64	$1.85

Ellie Mae, Inc.
NON-GAAP RECONCILIATION - (continued)
(UNAUDITED)
(in thousands)

	Quarter ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities(4)	$46,600	$51,791	$116,221	$112,899
Acquisition of property and equipment and internal-use software	(22,903)	(13,996)	(87,869)	(60,288)
Free cash flow	$23,697	$37,795	$28,352	$52,611

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of intangible assets.

(2) Acquisition-related costs include third-party transaction costs incurred for legal and other professional services in relation to our recent acquisition. These costs are non-recurring and are not related to the on-going operating results in the period.

(3) For the quarters ended December 31, 2017 and 2016, the non-GAAP effective tax rates are 38.3% and 32.0%, respectively. For the years ended December 31, 2017 and 2016, the non-GAAP effective tax rates are 35.1% and 35.3%, respectively. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments and reverses the one-time measurement of the tax impact from the enactment of the Tax Cuts and Jobs Act, and the excess tax benefits from the adoption of ASU 2016-09 for GAAP purposes.

(4) As a result of the Company’s adoption of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) in the first quarter of 2017, the Company has retrospectively applied the standard to its condensed consolidated statements of cash flows in which the Company no longer classifies the excess tax benefits from employee stock plans as a reduction from operating cash flows. This resulted in a $10.2 million and $4.8 million increase in net cash provided by operating activities and a corresponding $10.2 million and $4.8 million decrease in net cash provided by financing activities for the full year and fourth quarter ended December 31, 2016, respectively, from previously reported amounts.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	First Quarter 2018 Projected Range		Fiscal 2018 Projected Range
Net income (loss)	$(9,000)	$(8,000)	$10,000	$14,000

Depreciation and amortization	12,000	12,000	53,000	53,000
Amortization of intangible assets	6,000	6,000	21,000	21,000
Income tax provision/other	(4,900)	(3,900)	(2,300)	(1,000)
EBITDA	4,100	6,100	81,700	87,000

Stock-based compensation expense	9,500	9,500	45,000	45,000
Adjusted EBITDA	$13,600	$15,600	$126,700	$132,000

Net income (loss)	$(9,000)	$(8,000)	$10,000	$14,000
Stock-based compensation expense	9,500	9,500	45,000	45,000
Amortization of intangible assets	6,000	6,000	21,000	21,000
Non-GAAP income tax adjustments	(4,100)	(4,100)	(15,000)	(15,000)
Adjusted net income	$2,400	$3,400	$61,000	$65,000

Shares used to compute non-GAAP net income per share
Basic	34,400,000	34,500,000	34,700,000	34,900,000
Diluted	35,900,000	36,000,000	36,300,000	36,500,000

Projected net income (loss) per share
Basic	$(0.26)	$(0.23)	$0.29	$0.40
Diluted	$(0.25)	$(0.22)	$0.28	$0.38

Adjusted net income per share
Basic	$0.07	$0.10	$1.76	$1.86
Diluted	$0.07	$0.09	$1.68	$1.78